Sub-ITEM 77M:


On June 2, 2009, the Board of Directors of the Registrant and the
Board of Trustees of the SunAmerica Equity Funds approved the Agreement and Plan of Reorganization pursuant to which the SunAmerica
Blue Chip Growth Fund and SunAmerica Disciplined Growth Fund, each a series of SunAmerica Equity Funds (the "Acquired Funds"), would transfer all of their assets to the Focused Large-Cap Growth Portfolio, a series of the Registrant, in exchange solely for the assumption of the Acquired Funds' liabilities by the Focused Large-Cap Growth Portfolio and Class A, Class B, Class C and Class Z shares, as applicable, of the Focused
Large-Cap Growth Portfolio, which shares would be distributed by the Acquired Funds to the holders of their shares in complete liquidation thereof (the " Large-Cap Growth Reorganization"). On November 10, 2009
with respect to the SunAmerica Blue Chip Growth Fund and on October 16, 2009 with respect to the SunAmerica Disciplined Growth Fund, shareholders of the Acquired Funds approved the Agreement and Plan of Reorganization, and the Large-Cap Growth Reorganization was consummated on December, 7, 2009.

On June 2, 2009, the Board of Directors of the Regustrant and the
Board of Trustees of the SunAmerica Equity Funds approved the Agreement and Plan of Reorganization pursuant to which the Focused Mid-Cap Growth portfolio, a series of the Registrant, and SunAmerica New Century Fund and SunAmerica Growth Opportunities Fund, each a series of SunAmerica
Equity Funds (the "Acquired Funds"), would transfer all of their assets to the Focused Small-Cap Growth Portfolio, a series of the Registrant, in exchange solely for the assumption of the Acquired Funds' liabilities by the Focused Small-Cap Growth Portfolio and Class A, Class B, Class C and Class I shares, as applicable, of the Focused Small-Cap Growth Portfolio, which shares were distributed by the Acquired Funds to the holders of their shares in complete liquidation thereof (the "Small-Cap Growth Reorganization"). On October 16, 2009 with respect to the Focused Mid-Cap Growth Portfolio, on November 10, 2009 with respect to the SunAmerica New Century Fund and on November 25, 2009 with respect to the SunAmerica Growth Opportunities Fund, shareholders of the Acquired Funds approved the Agreement and Plan of Reorganization, and the Small-Cap
Growth Reorganization was consummated on December, 7, 2009.

On June 2, 2009, the Board of Directors of the Registrant and the
Board of Trustees of the SunAmerica Equity Funds approved the Agreement and Plan of Reorganization pursuant to which the SunAmerica Growth and Income Fund and SunAmerica Balanced Assets Fund, each a series of
SunAmerica Equity Funds (the "Acquired Funds"), would transfer all of their assets to the Focused Growth and Income Portfolio, a series of the Registrant, in exchange solely for the assumption of the Acquired Funds' liabilities by the Focused Growth and Income Portfolio and Class A, Class B, Class C and Class I shares, as applicable, of the Focused Growth and Income Portfolio, which shares were distributed by the Acquired Funds to the holders of their shares in complete liquidation thereof (the "Growth and Income Reorganization"). On December 4, 2009, shareholders of the Acquired Funds approved the Agreement and Plan of Reorganization, and the Growth and Income Reorganization was consummated on January, 25, 2010.